Exhibit 10.1

[EXECUTION COPY]

SECOND AMENDMENT TO
THIRD AMENDED AND RESTATED CREDIT AGREEMENT

THIS SECOND AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), dated as of March 31, 2014 but effective as of the Second Amendment Effective Date set forth below, among FOREST OIL CORPORATION, a New York corporation (the “Borrower”), each of the lenders that is a signatory to, or which becomes a signatory to, the Credit Agreement (together with its successors and assigns, the “Lenders”), and JPMORGAN CHASE BANK, N.A., as Administrative Agent (in such capacity, together with its successors in such capacity, the “Administrative Agent”).

W I T N E S S E T H:

1.           The Borrower, the Administrative Agent, the Lenders and others as agents are parties to that certain Third Amended and Restated Credit Agreement, dated as of June 30, 2011, as previously amended by that certain First Amendment to Third Amended and Restated Credit Agreement, dated as of September 12, 2013 (as previously amended, the “Credit Agreement”), pursuant to which the Lenders agreed to make loans to, and extensions of credit on behalf of, the Borrower.

2.           The parties to the Credit Agreement intend to amend the Credit Agreement as set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

I.   Amendments.

A.          Section 1.1 of the Credit Agreement hereby is amended by inserting the following definitions of “Available Liquidity”, “Lantern Drilling” and “Permitted Indebtedness” in such section in appropriate alphabetical order:

“            “Available Liquidity” means, at the time of determination the sum of:

(a) all cash and cash equivalents on the consolidated balance sheet of Borrower; plus

(b) (i)    at any time when an Unsecured Election is not in effect, the amount by which (A) the lesser of either (1) the then effective Borrowing Base and (2) the aggregate Commitments then in effect exceeds (B) the Credit Exposure of all Lenders, or

      (ii)          at any time when an Unsecured Election is in effect, the amount by which (A) the lesser of either (1) the then effective Borrowing Base minus the then current aggregate amount of Other Borrowing Base Debt and (2) the aggregate Commitments then in effect exceeds (B) the Credit Exposure of all Lenders.”

“           “Lantern Drilling” means Lantern Drilling Company, a Delaware corporation.”

“           “Permitted Indebtedness” means the Senior Notes and any other unsecured or otherwise junior Indebtedness which is outstanding but excluding, if applicable, any Capital Lease Obligations permitted by Section 7.1(a)(vii).”

B.          Section 1.1 of the Credit Agreement hereby is amended by deleting the definitions of “Consolidated Net Income”, “Loan Parties” and “Total Debt” and inserting the following:

“           “Consolidated Net Income” means for any period, the consolidated net income (or loss) of Borrower and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a Restricted Subsidiary of Borrower or is merged into or consolidated with Borrower or any of its Restricted Subsidiaries, (b) the income (or deficit) of any Person (other than a Restricted Subsidiary of Borrower) in which Borrower or any of its Restricted Subsidiaries has an ownership interest, except to the extent that any such income is actually received by Borrower or such Restricted Subsidiary in the form of dividends or similar distributions, (c) the undistributed earnings of any Restricted Subsidiary of Borrower to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary is not at the time permitted by the terms of any contractual obligation (other than under any Loan Document) or requirement of law applicable to such Restricted Subsidiary, (d) unrealized losses and gains from Hedging Agreements resulting from the application of the Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 815, (e) any non-cash compensation charge or expense realized from grants of Equity Interests or other rights to officers, directors and employees, (f) any gains or losses from, or related to, currency conversions, and (g) any losses associated with, or related to, Lantern Drilling (it being understood that any such losses shall be excludable from the fiscal quarter during which such losses occurred) for any period of four consecutive fiscal quarters (i) ending in calendar year 2014, in an amount up to $15,000,000 and (ii) ending in calendar year 2015, in an amount up to $5,000,000.

             For purposes of Section 7.8, Consolidated Net Income of Borrower and its Restricted Subsidiaries on a consolidated basis shall exclude the following non-cash items (provided that the same shall be included when they become cash items): (x) any impairment of Property for accounting purposes under a ceiling test adjustment, (y) any extraordinary item or (z) any gain or loss which, at the time of recognition in the financial statements of Borrower and its Restricted Subsidiaries, is not a cash item.  To the extent future cash payments are made or received with respect to a change in accounting method and such payment is not otherwise included in the computation of consolidated net income for such period, consolidated net income shall be reduced or increased by the amount of such cash payment or receipt.”

“           “Loan Parties” means Borrower and, after the date of this Agreement, any other Subsidiary of Borrower that executes a Loan Document, for so long as such Loan Document is in effect.”

“           “Total Debt” means, as of any date of determination, an amount equal to (a) all Indebtedness of Borrower and its Restricted Subsidiaries on a consolidated basis described under clauses (a), (b), (d), (e), (f), (g), (h), (i), (k) and (l) of the definition thereof on such date, less (b) the sum of the following: (i) any attributable Indebtedness amount with an Approved Sale and Leaseback outstanding on such date, (ii) all obligations of such Person outstanding on such date with respect to volumetric Production Payments sold by such Person which in the aggregate are in an amount less than $125,000,000, and (iii) during any period of four fiscal quarters ending on or before September 30, 2015, any cash proceeds from the sale of any Property permitted pursuant to the terms and provisions of the Loan Documents which is reported on Borrower’s consolidated balance sheet on such date.”

C.         Subsection (a) of the third sentence of Section 2.20 of the Credit Agreement hereby is amended in its entirety to read as follows:

“(a) the aggregate amount of the Commitments of the Lenders (including any Person that becomes a Lender by delivery of such a Lender Certificate) automatically without further action by Borrower, the Administrative Agent or any Lender shall be increased by the amount indicated in such Lender Certificate (provided that the aggregate increases in Lender Commitments shall not exceed $300,000,000 for all such increases pursuant to this Section) on the effective date set forth in such Lender Certificate (such increased amount herein the “Increased Commitment Amount”),”.

D.         Section 3.4(e) of the Credit Agreement hereby is amended by deleting the phrase “March 31, 2011” therein and replacing it with the phrase “December 31, 2013.”

E.          Section 6.1 of the Credit Agreement hereby is amended in its entirety to read as follows:

“           SECTION 6.1.  Ratio of Total Debt to EBITDA.  Borrower will not permit as of the last day of any fiscal quarter its ratio of Total Debt as of such date to EBITDA (calculated for the preceding four consecutive fiscal quarter period then most recently ended for which financial statements are available) to be greater than (a) at the end of the calendar quarters ending March 31, 2014, June 30, 2014 and September 30, 2014, 5.75 to 1.0, (b) at the end of the calendar quarter ending December 31, 2014, 5.50 to 1.0, (c) at the end of the calendar quarter ending March 31, 2015, 5.25 to 1.0, (d) at the end of the calendar quarter ending June 30, 2015, 5.00 to 1.0, (e) at the end of the calendar quarter ending September 30, 2015, 4.75 to 1.0, and (f) at the end of any calendar quarter ending after September 30, 2015, 4.50 to 1.0.”

F.            Section 7.8 of the Credit Agreement hereby is amended in its entirety to read as follows:

“             SECTION 7.8.  Restricted Payments.  Borrower will not, and will not permit any Restricted Subsidiary to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that:

(a)	any Restricted Subsidiary may pay dividends to Borrower or any Restricted Subsidiary; and

(b)	Borrower may make Restricted Payments provided that:

(i)    such Restricted Payments are in shares of common stock or other Equity Interests of Borrower, or

(ii)  such Restricted Payments may only be made in cash or of Property not constituting Equity Interests if (A) the ratio (calculated on a pro forma basis after giving effect to such Restricted Payment) of Total Debt to EBITDA determined using the methodology set forth in Section 6.1 is less than 4.50 to 1.0 and (B) the Available Liquidity on a pro forma basis after giving effect to such Restricted Payment exceeds the greater of (1) $100,000,000 and (2) 30% of the then effective Borrowing Base; provided, however, that, notwithstanding anything to the contrary contained herein, the aggregate amount of all such Restricted Payments shall not exceed (in cash or fair market value of Property) an amount equal to the sum of (X) $50,000,000, plus (Y) 50% of the Consolidated Net Income for the period commencing December 31, 2010 to and including the last day of the most recently ended fiscal quarter for which financial statements have been delivered under Section 5.1 taken as a single accounting period (provided that in no event shall the amount under this Clause (Y) be less than $0.00), plus (Z) 50% of the net cash proceeds received by Borrower from any sale of Equity Interests after December 31, 2010 (including 50% of the net cash proceeds from the initial public offering of Equity Interests of Lone Pine).”

G.            Article VII of the Credit Agreement hereby is amended by inserting the following Section 7.12 immediately following Section 7.11:

“             SECTION 7.12.  Prepayments of Permitted Indebtedness.  Borrower will not, and will not permit any Subsidiary to, declare or make, or agree to pay or make, directly or indirectly, any voluntary prepayments, redemptions or purchases of any Permitted Indebtedness, or incur any obligation (contingent or otherwise) to do so, unless (A) the ratio (calculated on a pro forma basis after giving effect to such Restricted Payment) of Total Debt to EBITDA determined using the methodology set forth in Section 6.1 is less than 4.50 to 1.0 and (B) the Available Liquidity on a pro forma basis after giving effect to such payment exceeds the greater of (1) $100,000,000 and (2) 30% of the then effective Borrowing Base; provided that, notwithstanding the foregoing, the Borrower may refinance the principal amount of outstanding Senior Notes using net cash proceeds from either (X) the issuance of Senior Notes having a stated maturity no earlier than the stated maturity of the Senior Notes being refinanced and an average life no shorter than the average life of such refinanced Senior Notes or (Y) the issuance of Equity Interests of the Borrower.”

H.          The Credit Agreement hereby is amended by replacing Schedule 2.1 attached thereto with Schedule 2.1 attached to this Amendment to reflect the decrease in the aggregate Commitments from $1,500,000,000 to $500,000,000.

I.            The Credit Agreement hereby is amended by replacing Schedule 3.6 attached thereto with Schedule 3.6 attached to this Amendment to reflect current material litigation proceedings.

II.           Borrowing Base. Each of the Administrative Agent, the Borrowing Base Required Lenders and the Borrower agrees that, as of the Second Amendment Effective Date but subject to Section 2.7 of the Credit Agreement in all respects, the Borrowing Base will be set at $300,000,000 until the then scheduled Borrowing Base redetermination as of November 1, 2014 or such time as the Borrowing Base is otherwise redetermined or adjusted in accordance with Section 2.7.

III.          Effectiveness.  This Amendment shall become effective as of March 31, 2014 (the “Second Amendment Effective Date”) when the Administrative Agent shall have received:

A.          Counterparts hereof duly executed by the Borrower, the Administrative Agent and the Borrowing Base Required Lenders (or, in the case of any party as to which an executed counterpart shall not have been received, telegraphic or other written confirmation from such party of execution of a counterpart hereof by such party; and

B.           Payment of any fees or compensation then due and owing to any Lender or the Administrative Agent pursuant to the terms of any Loan Document.

IV.         Reaffirmation of Representations and Warranties.  To induce the Lenders and the Administrative Agent to enter into this Amendment, the Borrower hereby reaffirms, as of the date hereof, the following:

A.          The representations and warranties of each Loan Party set forth in the Loan Documents (including such representations and warranties as amended by this Amendment) to which it is a party are true and correct on and as of the date hereof (or, if stated to have been made expressly as of an earlier date, were true and correct in all material respects as of such earlier date).

B.           Each of the Borrower and its Restricted Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

C.           The execution, delivery and performance by the Borrower of this Amendment are within the Borrower’s corporate powers, and have been duly authorized by all necessary corporate action.  This Amendment has been duly executed and delivered by the Borrower and, when duly executed and delivered by the other parties hereto, will constitute, a legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

D.          The execution, delivery and performance by the Borrower of this Amendment (i) do not require any Governmental Approval or third party approvals, except such as have been obtained or made and are in full force and effect, (ii) will not violate any applicable Governmental Rule or the Organic Documents of the Borrower or any order of any Governmental Authority, (iii) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Borrower or of its assets, or give rise to a right thereunder to require any payment to be made by the Borrower, and (iv) will not result in the creation or imposition of any Lien on any asset of the Borrower (other than Liens created under the Loan Documents).

E.           No Default under the Loan Documents has occurred and is continuing and the Borrower is in compliance with the financial covenant set forth in Article VI of the Credit Agreement (as amended by this Amendment).

F.           No event or events have occurred which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

V.          Defined Terms.  Except as amended hereby, terms used herein when defined in the Credit Agreement shall have the same meanings herein unless the context otherwise requires.

VI.         Reaffirmation of Credit Agreement.  This Amendment shall be deemed to be an amendment to the Credit Agreement, and the Credit Agreement, as amended hereby, is hereby ratified, approved and confirmed in each and every respect.  All references to the Credit Agreement herein and in any other document, instrument, agreement or writing shall hereafter be deemed to refer to the Credit Agreement as amended hereby.

VII.       Governing Law.  THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

VIII.      Severability of Provisions. Any provision of this Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

IX.         Counterparts. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of a signature page of this Amendment by telecopy shall be effective as delivery of a manually executed counterpart of this Amendment.

X.          Headings.  Article and section headings used herein are for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.

XI.         Successors and Assigns.  This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

XII.        No Oral Agreements.  THIS AMENDMENT, THE CREDIT AGREEMENT, AS AMENDED HEREBY, AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[SIGNATURES BEGIN ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective Authorized Officers as of the day and year first above written.

BORROWER:

FOREST OIL CORPORATION

By:	/s/ Victor A. Wind
Name:	Victor A. Wind
Title:	EVP & CFO

[Signature Page - Forest Oil Corporation Second Amendment]

ADMINISTRATIVE AGENT AND LENDERS:

JPMORGAN CHASE BANK, N.A., as Administrative Agent and as a Lender

By:	/s/ David Morris
Name:	David Morris
Title:	Authorized Officer

[Signature Page - Forest Oil Corporation Second Amendment]

WELLS FARGO BANK, N.A., as a Lender

By:	/s/ Michael E. Braun
Name:	Michael E. Braun
Title:	Director

[Signature Page - Forest Oil Corporation Second Amendment]

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Ronald E. McKaig
Name:	Ronald E. McKaig
Title:	Managing Director

[Signature Page - Forest Oil Corporation Second Amendment]

THE BANK OF NOVA SCOTIA, as a Lender

By:	/s/ Terry Donovan
Name:	Terry Donovan
Title:	Managing Director

[Signature Page - Forest Oil Corporation Second Amendment]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a Lender

By:	/s/ Michael Spaight
Name:	Michael Spaight
Title:	Authorized Signatory

By:	/s/ Ryan Long
Name:	Ryan Long
Title:	Authorized Signatory

[Signature Page - Forest Oil Corporation Second Amendment]

DEUTSCHE BANK AG NEW YORK BRANCH, as a Lender

By:	/s/ Michael Getz
Name:	Michael Getz
Title:	Vice President

By:	/s/ Michael Shannon
Name:	Michael Shannon
Title:	Vice President

[Signature Page - Forest Oil Corporation Second Amendment]

TORONTO DOMINION (TEXAS) LLC, as a Lender

By:	/s/ Masood Fikree
Name:	Masood Fikree
Title:	Authorized Signatory

[Signature Page - Forest Oil Corporation Second Amendment]

COMPASS BANK, as a Lender

By:	/s/ James Neblett
Name:	James Neblett
Title:	Vice President

[Signature Page - Forest Oil Corporation Second Amendment]

BMO HARRIS FINANCING, INC., as a Lender

By:	/s/ James V. Ducote
Name:	James V. Ducote
Title:	Managing Director

[Signature Page - Forest Oil Corporation Second Amendment]

CITIBANK, N.A., as a Lender

By:	/s/ Eamon Baqui
Name:	Eamon Baqui
Title:	Vice President

[Signature Page - Forest Oil Corporation Second Amendment]

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ John C. Lozano
Name:	John C. Lozano
Title:	Vice President

[Signature Page - Forest Oil Corporation Second Amendment]

BARCLAYS BANK PLC, as a Lender

By:	/s/ Nina Guinchard
Name:	Nina Guinchard
Title:	Assistant Vice President

[Signature Page - Forest Oil Corporation Second Amendment]

BRANCH BANKING AND TRUST COMPANY, as a Lender

By:	/s/ Ryan K. Michael
Name:	Ryan K. Michael
Title:	Senior Vice President

[Signature Page - Forest Oil Corporation Second Amendment]

CIBC INC., as a Lender

By:	/s/ Trudy Nelson
Name:	Trudy Nelson
Title:	Authorized Signatory

By:	/s/ Daria Mahoney
Name:	Daria Mahoney
Title:	Authorized Signatory

[Signature Page - Forest Oil Corporation Second Amendment]

CRÉDIT AGRICOLE CORPORATION AND INVESTMENT BANK, as a Lender

By:	/s/ Michael Willis
Name:	Michael Willis
Title:	Managing Director

By:	/s/ Sharade Manne
Name:	Sharade Manne
Title:	Managing Director

[Signature Page - Forest Oil Corporation Second Amendment]

EXPORT DEVELOPMENT CANADA, as a Lender

By:	/s/ Trevor Mulligan
Name:	Trevor Mulligan
Title:	Asset Manager

By:	/s/ Richard Leong
Name:	Richard Leong
Title:	Asset Manager

[Signature Page - Forest Oil Corporation Second Amendment]

SANTANDER BANK, N.A. (f/k/a SOVEREIGN BANK), as a Lender

By:	/s/ Aidan Lanigan
Name:	Aidan Lanigan
Title:	Senior Vice President

By:	/s/ Puiki Lok
Name:	Puiki Lok
Title:	Vice President

[Signature Page - Forest Oil Corporation Second Amendment]

MIZUHO CORPORATE BANK, LTD., as a Lender

By:
Name:
Title:

[Signature Page - Forest Oil Corporation Second Amendment]

ROYAL BANK OF CANADA, as a Lender

By:	/s/ Jay T. Sartain
Name:	Jay T. Sartain
Title:	Authorized Signatory

[Signature Page - Forest Oil Corporation Second Amendment]

UNION BANK, as a Lender

By:	/s/ Haylee Dallas
Name:	Haylee Dallas
Title:	Vice President

[Signature Page - Forest Oil Corporation Second Amendment]

BOKF, NA DBA BANK OF OKLAHOMA, as a Lender

By:	/s/ Benjamin H. Adler
Name:	Benjamin H. Adler
Title:	Vice President

[Signature Page - Forest Oil Corporation Second Amendment]

SCHEDULE 2.1

COMMITMENTS

Lender	Commitments	Applicable Percentage

JPMorgan Chase Bank, N.A.	$28,333,333.34	5.6667%
Bank of America, N.A.	$28,333,333.33	5.6667%
Wells Fargo Bank, N.A.	$56,666,666.66	11.333%
Credit Suisse AG, Cayman Islands Branch	$28,333,333.33	5.6667%
Deutsche Bank AG New York Branch	$28,333,333.33	5.6667%
The Bank of Nova Scotia	$28,333,333.33	5.6667%
Toronto Dominion (Texas) LLC	$28,333,333.33	5.6667%
Compass Bank	$28,333,333.33	5.6667%
BMO Harris Financing, Inc.	$28,333,333.33	5.6667%
Citibank, N.A.	$28,333,333.33	5.6667%
U.S. Bank National Association	$28,333,333.33	5.6667%
Barclays Bank PLC	$16,666,666.67	3.3333%
Branch Banking and Trust	$16,666,666.67	3.3333%
CIBC Inc.	$16,666,666.67	3.3333%
Crédit Agricole Corporation and Investment Bank	$16,666,666.67	3.3333%
Export Development Canada	$16,666,666.67	3.3333%
Bank of Scotland plc	$16,666,666.67	3.3333%
Mizuho Corporate Bank, Ltd.	$16,666,666.67	3.3333%
Royal Bank of Canada	$16,666,666.67	3.3333%
Union Bank	$16,666,666.67	3.3333%
BOKF N.A. dba Bank of Oklahoma	$10,000,000.00	2.0000%

TOTAL:	$500,000,000	100%

Schedule 2.1 - Page 1

SCHEDULE 3.6

DISCLOSED MATTERS

1.           On February 29, 2012, two members of a three-member arbitration panel reached a decision adverse to Forest in the proceeding styled Forest Oil Corp., et al. v. El Rucio Land & Cattle Co., et al., which occurred in Harris County, Texas. The third member of the arbitration panel dissented. The proceeding was initiated in January 2005 and involves claims asserted by the landowner-claimant based on the diminution in value of its land and related damages allegedly resulting from operational and reclamation practices employed by Forest in the 1970s, 1980s, and early 1990s. The arbitration decision awards the claimant $23 million in damages and attorneys’ fees and additional injunctive relief regarding future surface-use issues. On October 9, 2012, after vacating a portion of the decision imposing a future bonding requirement on Forest, the trial court for the 55th Judicial District, in the District Court in Harris County, Texas, reduced the arbitration decision to a judgment. Forest is seeking to have this judgment reversed on appeal and believes it has meritorious arguments in support thereof.

2.           On May 25, 2012, a lawsuit, styled Augenbaum v. Lone Pine Resources Inc. et al., was brought as a purported class action in the Supreme Court of the State of New York, New York County against Forest, Lone Pine, certain of Lone Pine’s current and former directors and officers (the “Individual Defendants”), and certain underwriters (the “Underwriter Defendants”) of Lone Pine’s initial public offering (the “IPO”), which was completed on June 1, 2011. The complaint alleges that Lone Pine’s registration statement and prospectus issued in connection with the IPO contained untrue statements of material fact or omitted to state material facts relating to forest fires that occurred in Northern Alberta in May 2011, the rupture of a third-party oil sales pipeline in Northern Alberta in April 2011, and the impact of those events on Lone Pine, that the alleged misstatements or omissions violated Section 11 of the Securities Act, and that Lone Pine, the Individual Defendants, and the Underwriter Defendants are liable for such violations. (The complaint was subsequently amended to drop the allegation regarding the forest fires.) The complaint further alleges that the Underwriter Defendants offered and sold Lone Pine’s securities in violation of Section 12(a)(2) of the Securities Act, and the putative class members seek rescission of the securities purchased in the IPO that they continue to own and rescissionary damages for securities that they have sold. Finally, the complaint asserts a claim against Forest under Section 15 of the Securities Act, alleging that Forest was a “control person” of Lone Pine at the time of the IPO. The complaint alleges that the putative class, which purchased shares of Lone Pine’s common stock pursuant and/or traceable to Lone Pine’s registration statement and prospectus, was damaged when the value of the stock declined in August 2011. The complaint does not specify the amount of such damages. Forest believes that these claims are without merit and intends to defend the claim against it vigorously.

Schedule 3.6 - Page 1